EXHIBIT 32.2



                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THESARBANES-OXLEY ACT OF 2002




In connection with the Quarterly Report on Form 10-Q/A of Temecula Valley Bancorp Inc. ("Company") for the period ending September 30, 2004 as filed with the Securities and Exchange Commission ("Report"), I, Donald A. Pitcher, Chief Financial Officer of the Company hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that, to my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.





Date:  November 18, 2004                            By:   /s/ Donald A. Pitcher
                                                   -----------------------------
                                                              Donald A. Pitcher
                                                     EVP/Chief Financial Officer





A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Temecula Valley Bancorp Inc. and will be retained by Temecula Valley Bancorp Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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